RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                            AutoFund Servicing, Inc.
                              A Nevada Corporation



         BE IT RESOLVED, THAT

         James D. Haggard is hereby appointed as president of this corporation

         James D. Haggard is hereby appointed as secretary of this corporation

         James D. Haggard is hereby appointed as treasurer of this corporation

         BE IT RESOLVED, THAT pursuant to the bylaws of this corporation the president shall manage and be responsible for daily operation of the corporation's business affairs.

                  That the president shall set all employment policies and practices. That the president is authorized to borrow money and make loans at his discretion.
                  That the president is authorized to make purchases, enter into contracts, and execute any documents representing debts of any nature on behalf of the corporation.
                  That the president is authorized to make any decisions, take any action, issue any action, issue any directive necessary for the transaction of the corporation's business.

         BE IT RESOLVED, THAT pursuant to the bylaws of this corporation the secretary shall manage, be responsible for, and maintain the records of the corporation's business affairs.

                  That  the   secretary   shall   attend  all  meetings  of  the
                  stockholders and directors.
                  That the secretary transcribe the minutes of these meetings. That the secretary organize all documents of the corporation.

         BE IT RESOLVED, THAT pursuant to the bylaws of this corporation the treasurer shall:

                  Manage   and  be   responsible   for  the   finances   of  the
                  corporation's business affairs,
                  Be responsible to pay all corporate debts, Maintain accurate financial records for the corporation.


Dated this July 11, 2000.


                                                /s/  James D. Haggard
                                                -------------------------------
                                                     James D. Haggard, Director